STAAR Investment Trust STATEMENT OF ADDITIONAL INFORMATION               Page 43


     Exhibit 99(i)

                       Consent & Opinion of Legal Counsel

     The Undersigned consents to the use of his name and the references in the Post Effective Amendment to the Registration Statement on Form N-1A of the STAAR INVESTMENT TRUST, of his opinion dated September 27, 2010.


Pittsburgh, PA.                         /s/ Thomas E. Sweeney, Jr.
                                        ----------------------------------------
Date: September 28, 2010                Thomas E. Sweeney, Jr

                                        Sweeney Law Offices

P.O. Box 82637                                                (412) 731-1000
Pittsburgh, PA 15218                                          Fax (412) 731-9190

September 28, 2010

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

     RE: Staar Investment Trust, Registration Nos. 333-08685; 811-09152 under the Securities Act of 1933 and the Investment Company Act of 1940

Ladies and Gentlemen:

     We represent Staar Investment Trust (the "Company") in connection with its filing of Post-Effective Amendment No. 24 (the "Post-Effective Amendment") to the Company's Registration Statement Registration Nos. 333-08685; 811-09152 Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(a) under the Securities Act.

     We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(a)(3) under the Securities Act, we hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(a).

Sincerely,


/s/ Thomas E. Sweeney, Jr.

Thomas E. Sweeney, Jr.